UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2023

AVALO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)
540 Gaither Road, Suite 400, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AVTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On February 2, 2023, Avalo Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with SVB Securities LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein (the “Underwriters”), in connection with the public offering (the “Offering”) of an aggregate of 3,770,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, and warrants to purchase up to an aggregate of 3,770,000 shares of common stock, at a combined price to the public of $3.98 per share and warrant, for aggregate gross proceeds of approximately $15 million, before deducting underwriting discounts and commissions and estimated fees and expenses payable by the Company in connection with the Offering.

The closing for the Offering is expected to take place on or about February 7, 2023, subject to the satisfaction of customary closing conditions. The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-254000), which was declared effective by the Securities and Exchange Commission (the “SEC”) on March 19, 2021, as supplemented by a preliminary prospectus supplement dated February 2, 2023 (the “Preliminary Prospectus Supplement”). The final terms of the Offering will be disclosed in a final prospectus supplement to be filed with the SEC.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and also provides for customary indemnification by the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The warrants are exercisable immediately upon issuance at an exercise price equal to $5.00 per share of common stock, subject to adjustments as provided under the terms of the warrants. The warrants are exercisable for one year from the issuance date.

The legal opinion, including the related consent, of Wyrick Robbins Yates & Ponton LLP, relating to the issuance and sale of the shares of Common Stock and Warrants to be issued in the Offering, and the issuance of shares of Common Stock upon the exercise of Warrants, is filed as Exhibit 5.1 hereto.

The foregoing descriptions of the Underwriting Agreement and the form of warrant are qualified in their entirety by reference to the Underwriting Agreement and the form of warrant, copies of which are attached hereto as Exhibit 1.1 and Exhibit 4.1, respectively, and incorporated herein by reference.

Item 8.01.    Other Events.

On February 2, 2023, the Company issued press releases announcing the launch and pricing of the Offering, copies of which are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 2, 2023, between Avalo Therapeutics, Inc., SVB Securities LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.

4.1	Form of Warrant.

5.1	Opinion and Consent of Wyrick Robbins Yates & Ponton LLP.

99.1	Press release, dated February 2, 2023.

99.2	Press release, dated February 2, 2023.

104	The cover pages of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALO THERAPEUTICS, INC.

Date: February 3, 2023	By:	/s/ Christopher Sullivan
Christopher Sullivan
Chief Financial Officer

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